Exhibit 99.1

SEALED AIR’S THIRD QUARTER EPS INCREASES 26% TO $0.43

Adjusted EPS Increases 13% to $0.43

Third Quarter vs. Prior Year Highlights

•                  Protective Packaging volumes increased 9% and Food segments volumes increased 3%

•                  European volumes increased 5%, with growth in all segments in the region

•                  North American price/mix increased $14 million, or 3%

ELMWOOD PARK, N.J., Wednesday, October 27, 2010 — For third quarter 2010, Sealed Air Corporation (NYSE:SEE) reported diluted net earnings per common share (EPS) of $0.43, compared with $0.34 in 2009.  Adjusted EPS was $0.43, compared with $0.38 in 2009.  (See attached supplements for non-U.S. GAAP reconciliations and information.)

Sales increased 5% to $1.13 billion, with 5% higher volumes and 1% higher price/mix, partially offset by 1% unfavorable foreign exchange.  The Protective Packaging segment continued to lead volume growth with a $28 million, or 9%, increase reflecting improving end-market demand in all regions.  Higher price/mix benefited from earlier pricing announcements and contract price adjustments in our North American Food segments.  Gross profit increased 3% to $321 million while operating profit increased 13% to $147 million.

Commenting on our operating performance, William V. Hickey, President and Chief Executive Officer, stated:

“As we anticipated in our outlook for the second half, our constant dollar sales growth rate accelerated across most regions, with solid performance in the Protective Packaging segment and in both of the Food segments.  This growth reflected improved end market demand and new business gained with differentiated, robust solutions.  Additionally, price/mix performance turned the corner, reflecting benefits from our April pricing actions and favorable contract adjustments in our Food segments.  We held gross profit margin relatively steady as our productivity improvements and the benefits of operating leverage offset $25 million of higher resin costs in the quarter versus prior year.  We remain on track to achieve our free cash flow target of over $300 million while experiencing our normal seasonal buildup of inventory in our Food segments in anticipation of the peak holiday season.”

1

Third Quarter Segment Review

The following year-over-year net sales discussions exclude the impact of currency translation, which we define as “constant dollar,” a non-U.S. GAAP measure.  The balance of the discussion is presented on a U.S. GAAP basis.  See “Components of Change in Net Sales — Business Segments and Other,” attached, for further details.

Food Packaging Segment

Sales increased 4% on a constant dollar basis, with 3% higher volumes.  North American volumes were 5% higher and Latin America volumes were 7% higher.  Price/mix was 1% higher, led by a 2% increase in North America.  Operating profit increased 11% to $70 million, or 14.5% of net sales, compared to 13.7% in 2009.

Food Solutions Segment

Sales increased 7% on a constant dollar basis, with 4% higher price/mix and 3% higher volumes as demand continued to recover in all regions.  Operating profit increased 29% to $28 million, or 11.4% of net sales, compared to 9.3% in 2009.

Protective Packaging Segment

Sales increased 8% on a constant dollar basis, with 9% higher volumes, led by increased demand in North America and Europe, and relatively flat price/mix.  Operating profit increased 13% to $47 million, or 14.3% of net sales, compared to 13.5% in 2009.

Other Category

Sales increased 3% on a constant dollar basis, with 2% higher price/mix and 1% higher volumes, which was led by a 12% volume increase in the Specialty Materials business.  Operating profit decreased 44% to $3 million, or 3.4% of net sales, compared to 5.9% in 2009.  The decrease is due to lower volumes in our medical business in Asia as customers pre-bought inventory in the first quarter ahead of a formulation license renewal that occurred late in the third quarter.  We expect sales in our medical business to return to more normal levels in the fourth quarter following the license renewal mentioned previously.

Other Matters

•                          We recorded $1 million of foreign currency exchange losses related to our subsidiary in Venezuela.  As indicated in January, in 2010, we are excluding any non-operating gains or losses relating to our Venezuelan subsidiary in our adjusted EPS calculation due to our expectation of significant currency volatility in that country.

•                          In our Global Manufacturing Strategy, or GMS program, we recognized an additional $0.5 million of charges in cost of sales in the quarter, primarily due to our previously announced plan to cease certain operations at one of our German locations. This compares to $2.2 million of charges in cost of sales in 2009.  We anticipate an additional $1 million of associated costs in the fourth quarter of 2010 related to completing our GMS program.  We continue to expect to realize an incremental $10 million of benefits in 2010, bringing the program’s full annual estimated benefit run rate to $55 million.

2

2010 Outlook and Earnings Guidance

Commenting on our outlook, Mr. Hickey stated:

“We remain positive about the fourth quarter.  Our orders through October continue to show year-over-year growth.  As such, we expect fourth quarter volumes to continue to track favorably and we anticipate an increase in price/mix contribution compared with last year.  Our foreign exchange translation assumption continues to be a modest 1% to 2% average full year benefit.  We have raised our effective income tax rate guidance to 28%.  This compares to our original guidance of 27%, which anticipated an extension of some U.S. income tax credits that expired in 2009.  As a result, we are narrowing our original full year 2010 EPS guidance range to $1.54 to $1.60, or $1.56 to $1.62 on an adjusted basis, excluding a $0.02 charge relating to the GMS program.  This compares to our original 2010 EPS guidance of $1.48 to $1.68, or $1.50 to $1.70 on an adjusted basis.”

Other 2010 guidance assumptions outlined in the fourth quarter 2009 earnings release relating to our full year constant dollar sales growth rate, operating expenses, depreciation and amortization, capital expenditures, free cash flow and GMS benefits remain substantially unchanged.  Our guidance continues to exclude the payment of the W. R. Grace settlement, as the exact timing of the settlement is unknown, although we are hopeful that a confirmation order will be granted by the end of 2010.  Final payment of the W. R. Grace settlement is expected to be accretive to earnings per share by approximately $0.12 to $0.14 annually following the payment date as a result of using cash on hand for the payment and ceasing to accrue interest on the settlement amount.  Additionally, guidance excludes any non-operating gains or losses that may be recognized in 2010 due to currency fluctuations in Venezuela.

Web Site and Conference Call Information

William V. Hickey, our CEO, and David H. Kelsey, our CFO, will conduct an investor conference call today at 11:00 a.m. (ET) to discuss our earnings results.  The conference call will be webcast live on our web site at www.sealedair.com in the Investor Information section. The link to the event can be found on the Investor Information home page as well as under the Presentations & Events tab.  Listeners should go to the web site prior to the call to register and to download and install any necessary audio software.  A replay of the webcast will also be available on the Company’s web site.

Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 680-0879 (domestic) or (617) 213-4856 (international) and use the participant code 17000149.  Telephonic replay will be available beginning today at 2:00 p.m. (ET) and ending on Wednesday, November 17, 2010 at 11:59 p.m. (ET).  To listen to the replay, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and use the confirmation code 29263619.

Business

For fifty years, Sealed Air has been a leading global innovator and manufacturer of a wide range of packaging and performance-based materials and equipment systems that now serve an array of food, industrial, medical, and consumer applications.  Operating in 51 countries, Sealed Air’s international reach generated revenue of $4.2 billion in 2009.  With widely recognized brands such as Bubble Wrap® brand cushioning, Jiffy® protective mailers, Instapak® foam-in-place systems and Cryovac® packaging technology, Sealed Air continues to identify new trends, foster new markets, and deliver innovative solutions to its customers.  For more information about Sealed Air, please visit our web site at www.sealedair.com.

3

Non-U.S. GAAP Information

In this press release, we have included several non-U.S. GAAP financial measures, including adjusted EPS, adjusted 2010 EPS guidance, net sales on a “constant dollar” basis, adjusted net earnings, free cash flow and EBIT, EBITDA and Adjusted EBITDA.  We present results and guidance, adjusted to eliminate the effects of specified items that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance.  We may use adjusted EPS, net sales on a constant dollar basis, adjusted net earnings, measures of cash flow and EBITDA figures to determine performance-based compensation.  Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance.  Thus, management believes that this information may be useful to investors.  For important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Reconciliation of U.S. GAAP Diluted Net Earnings per Common Share to Non-U.S. GAAP Adjusted Diluted Net Earnings per Common Share,” “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of Net Earnings Available to Common Stockholders to Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA,” “Components of Change in Net Sales — Business Segments and Other” and “Percentage Changes in Net Sales by Geographic Region.”

Forward-Looking Statements

Sealed Air has provided certain forward-looking statements in this press release such as those above in the Other Matters section, where we discuss currency fluctuations and outline the benefits that we expect from GMS, and in the Outlook and Earnings Guidance section, where we discuss our expected 2010 EPS performance.  Forward-looking statements can be identified by such words as “anticipates,” “expects,” “will” and similar expressions. A variety of factors may cause actual results to differ materially from these expectations, including economic conditions affecting packaging utilization; changes in our raw material costs and our sales terms; currency translation and devaluation effects; and regulatory and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as may be revised and updated by our Forms 10-Q and 8-K.

4

SEALED AIR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per common share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2010	2009	Change	2010	2009	Change
Net sales:
Food Packaging	$483.4	$463.4	4%	$1,390.0	$1,336.1	4%
Food Solutions	240.4	229.6	5	687.7	655.0	5
Protective Packaging	327.0	306.1	7	954.4	868.0	10
Other	79.2	80.8	(2)	248.8	237.3	5
Total net sales	1,130.0	1,079.9	5	3,280.9	3,096.4	6
Cost of sales	809.5	768.8	5	2,359.9	2,211.5	7
Gross profit	320.5	311.1	3	921.0	884.9	4
As a % of total net sales	28.4%	28.8%		28.1%	28.6%
Marketing, administrative and development expenses	173.3	180.0	(4)	520.4	515.5	1
As a % of total net sales	15.3%	16.7%		15.9%	16.6%
Restructuring and other charges	0.1	0.9	(89)	0.4	1.2	(67)
Operating profit	147.1	130.2	13	400.2	368.2	9
As a % of total net sales	13.0%	12.1%		12.2%	11.9%
Interest expense	(40.7)	(41.9)	(3)	(122.4)	(114.6)	7

Gains on sale (other-than-temporary impairment) of available-for-sale securities(1)	2.0	(3.2)	#	2.4	(3.2)	#

Foreign currency exchange (losses) gains related to Venezuelan subsidiary(2)	(1.3)	—	#	6.5	—	#

Loss on debt redemption (3)	—	(3.4)	(100)	—	(3.4)	(100)

Other expense, net	(1.6)	(2.4)	(33)	(2.5)	(4.2)	(40)
Earnings before income tax provision	105.5	79.3	33	284.2	242.8	17
Income tax provision	29.0	18.7	55	79.6	63.6	25

Net earnings available to common stockholders	$76.5	$60.6	26%	$204.6	$179.2	14%
As a % of total net sales	6.8%	5.6%		6.2%	5.8%

Net earnings per common share: (4)
Basic	$0.48	$0.38	26%	$1.29	$1.13	14%
Diluted	$0.43	$0.34	26%	$1.15	$0.99	16%

Dividends per common share	$0.13	$0.12	8%	$0.37	$0.36	3%

Weighted average number of common shares outstanding: (4)
Basic	158.3	157.4		158.2	157.1
Diluted	176.7	178.3		176.4	184.9

# Denotes a variance greater than 100%, or not meaningful.

(1) In the three months ended September 30, 2010, we recognized additional pre-tax gains of $2.0 million from the sale of some of our auction rate security investments, which resulted in total gains of $3.1 million in the nine months ended September 30, 2010. We also recorded $0.7 million of pre-tax other-than-temporary impairment due to the decline in estimated fair value on some of our auction rate security investments in the three months ended March 31, 2010. In the three and nine months ended September 30, 2009, we recorded $3.2 million of pre-tax other-than-temporary impairment due to the decline in estimated fair value on some of our auction rate security investments.

(2) Effective January 1, 2010, Venezuela was designated as a highly inflationary economy under generally accepted accounting principles in the United States of America, or U.S. GAAP. As a result, the U.S. dollar replaced the Bolivar fuerte as the functional currency.  These gains and losses were due to both the changes in the exchange rates upon settlement of Bolivar-denominated transactions and upon the remeasurement of our Venezuelan subsidiary’s financial statements at September 30, 2010.

(3) In 2009, we recorded a pre-tax loss on the redemption of all of our $431.3 million 3% Convertible Senior Notes due June 2033.

(4) See Supplementary Information included in this release for the calculation of basic and diluted net earnings per common share.

SEALED AIR CORPORATION

Supplementary Information

CALCULATION OF NET EARNINGS PER COMMON SHARE

(Unaudited)

(In millions, except per common share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
	Basic Net Earnings Per Common Share:
	Numerator
	Net earnings available to common stockholders	$76.5	$60.6	$204.6	$179.2
	Distributed and allocated undistributed net earnings to non-vested restricted stockholders	(0.4)	(0.5)	(1.3)	(1.4)
	Distributed and allocated undistributed net earnings to common stockholders	76.1	60.1	203.3	177.8
	Distributed net earnings - dividends paid to common stockholders	(20.6)	(18.9)	(58.6)	(56.6)
	Allocation of undistributed net earnings to common stockholders	$55.5	$41.2	$144.7	$121.2

	Denominator
	Weighted average number of common shares outstanding - basic	158.3	157.4	158.2	157.1

	Basic net earnings per common share:
	Distributed net earnings to common stockholders	$0.13	$0.12	$0.37	$0.36
	Allocated undistributed net earnings to common stockholders	0.35	0.26	0.92	0.77
	Basic net earnings per common share	$0.48	$0.38	$1.29	$1.13

	Diluted Net Earnings Per Common Share:
	Numerator
	Distributed and allocated undistributed net earnings to common stockholders	$76.1	$60.1	$203.3	$177.8
Add:	Allocated undistributed net earnings to non-vested restricted stockholders	0.4	0.4	1.0	1.0
	Interest on 3% Convertible Senior Notes, net of taxes (1)	—	0.4	—	4.4
Less:	Undistributed net earnings reallocated to non-vested restricted stockholders	(0.3)	(0.3)	(0.9)	(0.9)
	Net earnings available to common stockholders - diluted	$76.2	$60.6	$203.4	$182.3

	Denominator
	Weighted average number of common shares outstanding - basic	158.3	157.4	158.2	157.1
	Effect of assumed issuance of Settlement agreement shares	18.0	18.0	18.0	18.0
	Effect of non-vested restricted stock and restricted stock units	0.4	0.2	0.2	0.2
	Effect of conversion of 3% Convertible Senior Notes (1)	—	2.7	—	9.6
	Weighted average number of common shares outstanding - diluted (2)	176.7	178.3	176.4	184.9

	Diluted net earnings per common share	$0.43	$0.34	$1.15	$0.99

(1) On July 19, 2009, we redeemed all of our 3% Convertible Senior Notes due June 2033.

(2) Provides for the following items if their inclusion is dilutive: (i) the effect of assumed issuance of 18 million shares of common stock reserved for the Settlement agreement, (ii) the effect of non-vested restricted stock and restricted stock units using the treasury stock method and (iii) the effect of conversion of our then-outstanding 3% Convertible Senior Notes due June 2033 in 2009.

SEALED AIR CORPORATION

Supplementary Information

RECONCILIATION OF U.S. GAAP DILUTED NET EARNINGS PER COMMON SHARE TO

NON-U.S. GAAP ADJUSTED DILUTED NET EARNINGS PER COMMON SHARE(1)

(Unaudited)

(In millions, except per common share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

U.S. GAAP diluted net earnings per common share as reported	$0.43	$0.34	$1.15	$0.99

Net earnings effect resulting from the following:

Add / (less): Foreign currency exchange losses (gains) related to Venezuelan subsidiary, net of tax (benefit) provision of $(0.4) for the three months ended September 30, 2010 and $2.2 for the nine months ended September 30, 2010(2)	0.01	—	(0.02)	—

Add: Global manufacturing strategy and restructuring and other charges, net of income tax benefits of $1.1 for the three months ended September 30, 2009, $1.1 for the nine months ended September 30, 2010 and $2.9 for the nine months ended September 30, 2009(3)	—	0.02	0.01	0.03

(Less) / add: (Gains on sale) other-than-temporary impairment of available-for-sale securities, net of income tax provision (benefit) of $0.8 for the three months ended September 30, 2010, $(1.2) for the three months ended September 30, 2009, $0.9 for the nine months ended September 30, 2010 and $(1.2) for the nine months ended September 30, 2009(4)	(0.01)	0.01	(0.01)	0.01

Add: Loss on debt redemption, net of income tax benefit of $1.3(5)	—	0.01	—	0.01

Non-U.S. GAAP adjusted diluted net earnings per common share	$0.43	$0.38	$1.13	$1.04

(1) Non-U.S. GAAP adjusted diluted net earnings per common share is provided as supplemental information to U.S. GAAP diluted net earnings per common share and does not purport to represent diluted net earnings per common share as that term is defined and reported under U.S. GAAP, and should not be considered as an alternative or substitute to such measure or as an indicator of our performance under U.S. GAAP. Also, this non-U.S. GAAP measure may not be comparable to similarly-titled measures used by others. Presenting non-U.S. GAAP adjusted diluted net earnings per common share aids in the comparisons with other periods or prior guidance and is among the various performance indicators used by our management to measure the performance of our operations. Further, the items included in the reconciliation above may also be excluded from the calculations of our performance measures set by the Organization and Compensation Committee of our Board of Directors for purposes of determining incentive compensation. Thus, our management believes that this information may be useful to investors.

(2) See Note 2 of Condensed Consolidated Statement of Operations for more details. Our non-U.S. GAAP adjusted diluted net earnings per common share calculations for the third quarter and nine months ended September 30, 2010 excludes the impact of these foreign currency exchange gains as we believe these gains are attributable to significant foreign exchange fluctuations in Venezuela. We will exclude future foreign currency exchange and other non-operating gains and/or losses from our non-U.S. GAAP adjusted diluted net earnings per common share relating to our Venezuelan subsidiary until such time that we believe the foreign exchange environment in Venezuela stabilizes.

(3) Represents charges associated with the implementation of our global manufacturing strategy, primarily in our Food Packaging segment.

(4) See Note 1 of Condensed Consolidated Statements of Operations for further details.

(5) See Note 3 of Condensed Consolidated Statements of Operations for further details.

SEALED AIR CORPORATION

Supplementary Information

BUSINESS SEGMENT INFORMATION AND CAPITAL EXPENDITURES (1)

(Unaudited)

(In millions)

BUSINESS SEGMENT INFORMATION:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating profit:
Food Packaging	$70.3	$63.5	$184.3	$184.5

As a % of Food Packaging net sales	14.5%	13.7%	13.3%	13.8%

Food Solutions	27.5	21.4	71.5	66.3

As a % of Food Solutions net sales	11.4%	9.3%	10.4%	10.1%

Protective Packaging	46.7	41.4	131.5	108.1

As a % of Protective Packaging net sales	14.3%	13.5%	13.8%	12.5%

Other	2.7	4.8	13.3	10.5

As a % of Other net sales	3.4%	5.9%	5.3%	4.4%

Total segments and other	147.2	131.1	400.6	369.4

As a % of total net sales	13.0%	12.1%	12.2%	11.9%

Restructuring and other charges(2)	0.1	0.9	0.4	1.2

Total	$147.1	$130.2	$400.2	$368.2

As a % of total net sales	13.0%	12.1%	12.2%	11.9%

Depreciation and amortization:(3)
Food Packaging	$17.2	$17.2	$53.2	$51.3
Food Solutions	7.4	8.0	22.6	22.9
Protective Packaging	7.6	8.6	23.0	25.5
Other	5.2	5.4	15.2	14.1
Total	$37.4	$39.2	$114.0	$113.8

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
CAPITAL EXPENDITURES	$20.1	$16.1	$60.7	$60.2

(1) The 2010 amounts presented are subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q.

(2) Represents charges associated with our global manufacturing strategy, primarily in our Food Packaging segment.

(3) The 2009 amounts have been adjusted to exclude share-based compensation expense to conform to our 2010 presentation. Share-based compensation expense was $7.7 million for the three months ended September 30, 2009 and $21.4 million for the nine months ended September 30, 2009. This expense is included in marketing, administrative and development expenses on our condensed consolidated statements of operations for all periods.

SEALED AIR CORPORATION

Supplementary Information

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2010(1)	2010	2010	2009	2009

Assets
Current assets:
Cash and cash equivalents	$761.8	$662.2	$627.5	$694.5	$487.1
Receivables, net	691.9	642.8	641.5	666.7	690.5
Inventories	539.1	512.4	502.1	469.4	513.2
Other current assets	226.8	239.2	264.9	242.8	252.9
Total current assets	2,219.6	2,056.6	2,036.0	2,073.4	1,943.7
Property and equipment, net	965.3	943.3	979.7	1,010.7	1,037.9
Goodwill	1,947.8	1,938.8	1,941.4	1,948.7	1,949.7
Other assets, net	438.9	400.1	378.8	387.3	401.5
Total assets	$5,571.6	$5,338.8	$5,335.9	$5,420.1	$5,332.8

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$19.7	$15.4	$14.0	$28.2	$28.4
Current portion of long-term debt	8.6	9.5	7.5	6.5	5.6
Accounts payable	238.2	239.6	223.9	214.2	228.1
Settlement agreement and related accrued interest	777.6	767.3	757.0	746.8	737.0
Other current liabilities	401.0	369.5	384.5	438.1	454.4
Total current liabilities	1,445.1	1,401.3	1,386.9	1,433.8	1,453.5
Long-term debt, less current portion	1,559.6	1,559.3	1,560.6	1,626.3	1,565.4
Other liabilities	168.3	154.0	157.4	159.7	141.4
Total liabilities	3,173.0	3,114.6	3,104.9	3,219.8	3,160.3
Total parent company stockholders’ equity	2,399.5	2,224.6	2,230.9	2,199.6	2,171.3
Noncontrolling interests	(0.9)	(0.4)	0.1	0.7	1.2
Total stockholders’ equity	2,398.6	2,224.2	2,231.0	2,200.3	2,172.5
Total liabilities and stockholders’ equity	$5,571.6	$5,338.8	$5,335.9	$5,420.1	$5,332.8

(1) The amounts presented are subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q.

SEALED AIR CORPORATION

Supplementary Information

NON-U.S. GAAP FREE CASH FLOW(1)

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2010	2009

U.S. GAAP net earnings available to common stockholders as reported	$204.6	$179.2
Net earnings effect resulting from the following:

Add: Global manufacturing strategy and restructuring and other charges, net of tax benefits of $1.1 in 2010 and $2.9 in 2009	2.6	5.9

Less: Net foreign currency exchange gains related to Venezuelan subsidiary, net of tax provision of $2.2.	(4.3)	—

(Less) / add: (Gains on sale) other-than-temporary impairment of available-for-sale securities, net of tax provision (benefit) of $0.9 in 2010 and $(1.2) in 2009	(1.5)	2.0

Add: Loss on debt redemption, net of tax benefit of $1.3	—	2.1

Non-U.S. GAAP adjusted net earnings available to common stockholders	$201.4	$189.2

Add: Depreciation and amortization	114.0	113.8

Add: Share-based compensation expense (2)	22.0	21.4

Less: Capital expenditures	(60.7)	(60.2)

Changes in working capital items:(3)
Receivables, net	(25.2)	(7.7)

Add: Cash used to repay the accounts receivable securitization program	—	80.0

Inventories	(69.7)	51.1

Accounts payable	24.0	(49.1)

Non-U.S. GAAP Free Cash Flow	$205.8	$338.5

(1) Non-U.S. GAAP free cash flow is provided as supplemental information and does not purport to represent net earnings or net cash provided by operating activities as those terms are defined under U.S. GAAP and should not be considered as an alternative or substitute to such measurements or as an indicator of our performance under U.S. GAAP.  Our calculation of free cash flow may not be comparable with similarly-titled measures used by others.  Free cash flow is among the various indicators used by our management to measure the performance of our operations, is one of the performance measures on which we may base compensation decisions, and aids in the comparisons with other periods. Thus our management believes such information may be useful to investors.

(2) In 2009, this amount was included in depreciation and amortization.

(3) Includes the impact of foreign currency translation for receivables, net, inventories and accounts payable.

SEALED AIR CORPORATION

Supplementary Information

RECONCILIATION OF NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS TO

NON-U.S. GAAP EBIT, EBITDA AND ADJUSTED EBITDA(1)

(Unaudited)

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

U.S. GAAP net earnings available to common stockholders as reported	$76.5	$60.6	$204.6	$179.2

Add: Interest expense	40.7	41.9	122.4	114.6
Add: Income tax provision	29.0	18.7	79.6	63.6

Non-U.S. GAAP EBIT	$146.2	$121.2	$406.6	$357.4

Add: Depreciation and amortization	37.4	39.2	114.0	113.8

Non-U.S. GAAP EBITDA	$183.6	$160.4	$520.6	$471.2

Add: Share-based compensation expense(2)	8.5	7.7	22.0	21.4

Add: Global manufacturing strategy and restructuring and other charges	0.6	3.1	3.7	8.8

Add / (less): Foreign currency exchange losses (gains) related to Venezuelan subsidiary	1.3	—	(6.5)	—

(Less) / add: (Gains on sale) other-than-temporary impairment of available-for-sale securities	(2.0)	3.2	(2.4)	3.2

Add: Settlement agreement related costs	—	0.4	0.6	1.2

Add: Loss on debt redemption	—	3.4	—	3.4

Non-U.S. GAAP adjusted EBITDA	$192.0	$178.2	$538.0	$509.2

Total net sales	$1,130.0	$1,079.9	$3,280.9	$3,096.4

Non-U.S. GAAP adjusted EBITDA as a percentage of total net sales	17.0%	16.5%	16.4%	16.4%

(1) Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA are provided as supplemental information and do not purport to represent net earnings or net cash provided by operating activities, as those terms are defined under U.S. GAAP, and should not be considered as an alternative or substitute to such measurements or as indicators of our performance under U.S. GAAP. Our definitions of EBIT, EBITDA and Adjusted EBITDA may not be comparable with similarly-titled measures used by others.  Non-U.S. GAAP EBIT, EBITDA and Adjusted EBITDA are among the various indicators used by our management to measure the performance of our operations and aids in the comparison with other periods. Such measures are also among the criteria upon which incentive compensation may be based. Thus our management believes this information may be useful to investors.

(2) In 2009, this amount was included in depreciation and amortization.

SEALED AIR CORPORATION

Supplementary Information

COMPONENTS OF CHANGE IN NET SALES - BUSINESS SEGMENTS AND OTHER(1)

(Unaudited)

(In millions)

	Three Months Ended September 30, 2010
	Food		Food		Protective				Total
	Packaging		Solutions		Packaging		Other		Company
Volume - Units	$15.6	3.4%	$7.0	3.0%	$27.7	9.0%	$0.5	0.6%	$50.8	4.7%
Volume - Acquired businesses, net of (dispositions)	—	—	—	—	(1.7)	(0.6)	(0.4)	(0.4)	(2.1)	(0.2)
Product price/mix	3.1	0.7	8.0	3.5	(1.5)	(0.5)	1.9	2.3	11.5	1.1
Foreign currency translation	1.3	0.2	(4.2)	(1.8)	(3.6)	(1.1)	(3.6)	(4.5)	(10.1)	(1.0)
Total change (U.S. GAAP)	$20.0	4.3%	$10.8	4.7%	$20.9	6.8%	$(1.6)	(2.0)%	$50.1	4.6%

Impact of foreign currency translation	(1.3)	(0.2)	4.2	1.8	3.6	1.1	3.6	4.5	10.1	1.0
Total constant dollar change (Non-U.S. GAAP)	$18.7	4.1%	$15.0	6.5%	$24.5	7.9%	$2.0	2.5%	$60.2	5.6%

	Nine Months Ended September 30, 2010
	Food		Food		Protective				Total
	Packaging		Solutions		Packaging		Other		Company
Volume - Units	$32.4	2.4%	$12.0	1.8%	$82.6	9.5%	$12.1	5.1%	$139.1	4.5%
Volume - Acquired businesses, net of (dispositions)	—	—	—	—	(1.7)	(0.2)	(1.8)	(0.7)	(3.5)	(0.1)
Product price/mix	(27.8)	(2.1)	4.6	0.7	(7.5)	(0.9)	2.0	0.8	(28.7)	(0.9)
Foreign currency translation	49.3	3.7	16.1	2.5	13.0	1.6	(0.8)	(0.3)	77.6	2.5
Total change (U.S. GAAP)	$53.9	4.0%	$32.7	5.0%	$86.4	10.0%	$11.5	4.9%	$184.5	6.0%

Impact of foreign currency translation	(49.3)	(3.7)	(16.1)	(2.5)	(13.0)	(1.6)	0.8	0.3	(77.6)	(2.5)
Total constant dollar change (Non-U.S. GAAP)	$4.6	0.3%	$16.6	2.5%	$73.4	8.4%	$12.3	5.2%	$106.9	3.5%

(1) The tables above present the components of change in net sales for the three and nine months ended September 30, 2010 compared with the same periods in 2009. We also present the change in net sales excluding the impact of foreign currency translation, a non-U.S. GAAP measure, which we define as “constant dollar.” As a worldwide business, it is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot directly control changes in foreign currency exchange rates. Consequently, when management looks at our net sales to measure the performance of our business, it typically excludes the impact of foreign currency translation. We believe using constant dollar comparisons aids in the comparability with other periods. We may also exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, management believes this presentation may be useful to investors.

SEALED AIR CORPORATION

Supplementary Information

COMPONENTS OF CHANGE IN NET SALES - GEOGRAPHIC

(Unaudited)

(In millions)

	Three Months Ended September 30, 2010
	U.S.		International		Total Company
Volume - Units	$32.7	6.5%	$18.1	3.1%	$50.8	4.7%
Volume - Acquired businesses, net of (dispositions)	(1.8)	(0.3)	(0.3)	(0.1)	(2.1)	(0.2)
Product price/mix	14.3	2.9	(2.8)	(0.5)	11.5	1.1
Foreign currency translation	—	—	(10.1)	(1.7)	(10.1)	(1.0)
Total	$45.2	9.1%	$4.9	0.8%	$50.1	4.6%

	Nine Months Ended September 30, 2010
	U.S.		International		Total Company
Volume - Units	$79.2	5.4%	$59.9	3.7%	$139.1	4.5%
Volume - Acquired businesses, net of (dispositions)	(1.8)	(0.1)	(1.7)	(0.1)	(3.5)	(0.1)
Product price/mix	(1.6)	(0.1)	(27.1)	(1.7)	(28.7)	(0.9)
Foreign currency translation	—	—	77.6	4.8	77.6	2.5
Total	$75.8	5.2%	$108.7	6.7%	$184.5	6.0%

SEALED AIR CORPORATION

Supplementary Information

PERCENTAGE CHANGE IN NET SALES BY GEOGRAPHIC REGION

(Unaudited)

Three Months Ended September 30, 2010

	Including the effect of foreign currency translation	Excluding the effect of foreign currency translation(1)
U.S.	9.1%	9.1%
Canada	6.6	0.4
Europe	(4.9)	3.6
Latin America	13.9	9.4
Asia Pacific	2.6	(3.7)
Total	4.6%	5.6%

Nine Months Ended September 30, 2010

	Including the effect of foreign currency translation	Excluding the effect of foreign currency translation(1)
U.S.	5.2%	5.2%
Canada	11.8	(0.2)
Europe	0.2	1.7
Latin America	16.3	7.2
Asia Pacific	12.9	(0.8)
Total	6.0%	3.5%

PERCENTAGE OF NET SALES CONTRIBUTION BY GEOGRAPHIC REGION

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
U.S.	48.1%	47.0%
Canada	3.3	3.4
Europe	25.5	26.5
Latin America	10.0	9.7
Asia Pacific	13.1	13.4
Total	100.0%	100.0%

(1) Non-U.S. GAAP financial measures. See Note 1 of Components of Change in Net Sales - Business Segments and Other for further details.